Exhibit 23.0

Consent of Whittlesey & Hadley, P.C.

WHITTLESEY & HADLEY, P.C.

Certified Public Accountants/Consultants

147 Charter Oak Avenue
Hartford, Connecticut 06106

860.522.3111 (voice)
860.524.4475 (fax)

www.whcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-175496 and No. 333-175493 on Form S-8 of Naugatuck Valley Financial Corporation of our report, dual dated March 26, 2012, and May 10, 2012, appearing in this annual report on Form 10-K/A of Naugatuck Valley Financial Corporation for the year ended December 31, 2011.

/s/ Whittlesey & Hadley, P.C.

Hartford, Connecticut
May 10, 2012